UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, Phil Oreste resigned as the Chief Financial Officer of Workstream Inc. (the “Company”). In connection with Mr. Oreste’s resignation, the Company and Mr. Oreste entered into a Settlement Agreement pursuant to which the Company agreed to pay Mr. Oreste three months of severance totaling $62,500 and $9,161 of accrued but unused vacation time. In addition, the Company agreed to pay for Mr. Oreste’s health and life insurance benefits through December 31, 2008. As part of Settlement Agreement, Mr. Oreste will receive 30,000 Restricted Stock Units. Each restricted stock unit represents a contingent right to receive one share of WSTM common stock. In addition, the Company agreed to waive its right to enforce any non-competition provisions of any agreements between the Company and Mr. Oreste.

The foregoing description is qualified in its entirety by reference to the Settlement Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Settlement Agreement dated as of February 15, 2008 between Phil Oreste and Workstream Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: February 21, 2008	By:	/s/ Deepak Gupta
Name: Deepak Gupta Title: Chief Executive Officer